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                                                             Exhibit 99.Code Eth

                                                             Exhibit 10(a)(1)

                           SUN CAPITAL ADVISERS TRUST

                       CODE OF BUSINESS CONDUCT AND ETHICS


                                                                  Effective Date
                                                                   June 25, 2003

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                                TABLE OF CONTENTS

                                                                            PAGE
I.   Overview                                                                 1

II.  Purposes of the Code                                                     1

III. Incorporation of Sun Life Financial Code of Business Conduct             2

IV.  Amendments to the Code                                                   2

V.   Acknowledgement and Certification of Adherence to the Code               2

VI.  Recordkeeping                                                            2


APPENDICES

Appendix A:  Sun Life Financial Code of Business Conduct                    A-1
Appendix B:  Form of Certification                                          B-1

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I.   OVERVIEW

This Code of Business Conduct and Ethics (the "Code") sets forth the legal and ethical standards of conduct for the principal executive officer and principal financial officer (the "Covered Officers") of Sun Capital Advisers Trust (the "Trust"). James M.A. Anderson serves as the President and Chief Executive Officer of the Trust and James F. Alban serves as the Treasurer and Chief Financial Officer of the Trust. Messrs. Anderson and Alban are the Trust's Covered Officers.

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission's (the "SEC") rules thereunder, the Board of Trustees of the Trust (the "Board") has implemented the Code to promote and demonstrate honest and ethical conduct in its Covered Officers.

The Covered Officers are also employees of Sun Capital Advisers, Inc. (the "Adviser"). In addition to adhering to the Code, these individuals must comply with other Trust and Adviser policies and procedures, including the Trust's code of ethics governing personal trading activities, as adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act").

Maura A. Murphy serves as the "Compliance Review Officer" primarily responsible for implementing and enforcing this Code. The Compliance Review Officer has the authority to interpret the Code and its applicability to particular circumstances. Any questions about the Code should be directed to the Compliance Review Officer. The Compliance Review Officer is not a Covered Officer under this Code.

II.  PURPOSES OF THE CODE

The purposes of the Code are to deter wrongdoing and to:

     - promote honest and ethical conduct among Covered Officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     - promote full, fair, accurate, timely and understandable disclosures in reports and documents that the Trust files with or submits to the SEC (and in other public communications from the Trust or any series of the Trust) and that are within the Covered Officers' responsibilities;

     -    promote compliance with applicable laws, rules and regulations;

     - encourage the prompt internal reporting of violations of the Code to the Compliance Review Officer; and

     -    establish accountability for adherence to the Code.

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III. INCORPORATION OF SUN LIFE FINANCIAL CODE OF BUSINESS CONDUCT

The provisions of the Sun Life Financial Code of Business Conduct, which is attached as APPENDIX A hereto, are incorporated herein and made applicable to each Covered Officer hereunder by reference as the Trust's Code. Each Covered Officer is subject to both the Sun Life Financial Code of Business Conduct and this Code. A violation of the Sun Life Financial Code of Business Conduct shall constitute a violation of this Code.

IV.  AMENDMENTS TO THE CODE

The Compliance Review Officer may amend the Code as appropriate. The Compliance Review Officer will obtain Board approval or ratification of any material Code amendments. The Compliance Review Officer will apprise the Board regarding other Code amendments at the next Board meeting following the adoption of such amendments.

V.   ACKNOWLEDGEMENT AND CERTIFICATION OF ADHERENCE TO THE CODE

Each Covered Officer must sign a statement annually acknowledging that he or she has received a copy of the Code, as amended or updated, and confirming that he or she has complied with it (see APPENDIX B: Code Acknowledgement and Certification Form).

VI.  RECORDKEEPING

The Compliance Review Officer will create and maintain appropriate records regarding the implementation and operation of the Code, including records relating to conflicts of interest determinations and investigations of possible Code violations.

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                                                                      APPENDIX A

[GRAPHIC]

                                                                         REVISED
                                                                            2003

ACTING ETHICALLY

[GRAPHIC]


SUN LIFE FINANCIAL CODE OF BUSINESS CONDUCT


[SUN LIFE FINANCIAL LOGO]

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SUN LIFE FINANCIAL


          OUR MISSION

          TO PROVIDE LIFETIME FINANCIAL SECURITY


          OUR VISION

          TO BE AN INTERNATIONAL LEADER IN WEALTH MANAGEMENT AND PROTECTION


          OUR VALUES

          INTEGRITY

          EXCELLENCE

          CUSTOMER FOCUS

          BUILDING VALUE

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[GRAPHIC]

CONTENTS

SUN LIFE FINANCIAL CODE OF BUSINESS CONDUCT             2
To whom does the Code apply?                            2
How do I apply the Code in my business dealings?        3
Where can I obtain more information about the Code
  and how to apply it?                                  4
Annual Compliance Acknowledgement                       4
Contravention of the Code                               4
  What to do if you have contravened the Code           4
  What to do if you know or suspect that someone
  else has contravened the Code                         5
Other obligations                                       6

SUN LIFE FINANCIAL'S CORE VALUES                        7
Integrity                                               7
Excellence                                              7
Customer Focus                                          7
Building Value                                          7

ACTING ETHICALLY:
SUN LIFE FINANCIAL CODE OF BUSINESS CONDUCT             8
Complying with the law                                  8
Fairness in the workplace                               8
Avoiding conflicts of interest                          9
  Trading in securities                                10
  Receiving benefits from suppliers and customers      11
  Accepting gifts or favours                           11
  Engaging in outside activities or employment         12
  Serving on the board of a company                    14
Dealing with information and assets                    14
  Keeping information confidential                     14
  Using technology appropriately                       14
  Using other assets appropriately                     15
  Maintaining books and records                        16
  Maintaining privacy                                  16
Dealing with other people and organizations            17
  Acting fairly and professionally                     17
  Engaging in political or charitable activity         17
  Communicating with others                            18
          GENERAL                                      18
          CONTINUOUS DISCLOSURE                        18
          MEDIA COMMUNICATIONS                         19
          INDUSTRY GROUPS                              20

OUR COMMITMENTS TO YOU                                 21
Support for communities in which we work and live      21
Health and safety                                      21
Protection of the environment                          21

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SUN LIFE FINANCIAL CODE OF BUSINESS CONDUCT

                       At Sun Life Financial, we are committed to fair dealing, honesty and integrity in the conduct of our business. We take our responsibility to our employees, customers, shareholders and other stakeholders very seriously.

                       The Sun Life Financial Code of Business Conduct aims to achieve the following objectives:

                       - to demonstrate to our stakeholders and the public that
                         Sun Life Financial works to conduct itself ethically;

                       - to describe Sun Life Financial's values and standards
                         of business conduct;

                       - to guide employees on how to resolve potentially
                         difficult situations;

                       - to set out Sun Life Financial's procedures for
                         reporting of conflicts of interest and other issues relating to the Code; and

                       - to promote principles of respect and fairness in the
                         workplace and in dealings with the public and our stakeholders.

TO WHOM DOES THE CODE APPLY?

                       The Code applies to all employees (including contract employees) and directors of Sun Life Financial Inc., its subsidiaries and joint ventures, other than those Sun Life Financial subsidiaries and joint ventures that have adopted an approved code of business conduct that is consistent with the spirit of the Code.

                       It is your responsibility as a Sun Life Financial employee or director to become familiar with the Code, to ask for guidance when necessary, and to report violations of the Code. Ultimately, of course, you must

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                       discharge your responsibilities at Sun Life Financial in
                       accordance with the Code and any supplementary code of business conduct that may apply to you.

HOW DO I APPLY THE CODE IN MY BUSINESS DEALINGS?

                       Because it is critical that we maintain the trust of our stakeholders, compliance with the Code is mandatory. It is important that you understand the Code and how to apply it to situations you may encounter in your work.

                       It will be relatively easy to determine how to apply the Code to many situations. However, some business situations are more complex. The Code does not describe, or provide guidance on, every circumstance you might encounter in your work. Instead, it sets minimum standards that Sun Life Financial expects you to meet or exceed in your business dealings. As always, you will be expected to understand and comply with all applicable legal and regulatory requirements and to use your best judgement and common sense, keeping in mind that you are required to comply with the spirit, as well as the written words, of the Code, and applicable laws, rules and regulations.

                       If you encounter a situation for which the Code does not provide specific guidance, asking yourself the following questions may help you determine how to apply the Code:

                       - Is this fair and ethical?

                       - Is this legal?

                       - Am I confident that Sun Life Financial would not be
                         embarrassed if this situation became public knowledge

                       - Would I approve of this situation if I were a fellow
                         employee, a customer or a shareholder?

                       You should be able to answer YES to each of these questions.

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WHERE CAN I OBTAIN MORE INFORMATION ABOUT THE CODE AND HOW TO APPLY IT?

                       If you are unsure how to apply the Code in any situation, please discuss the matter with your manager or one of the persons noted on the next page of this booklet. If you would like more information on the Code, please contact a compliance officer in your business group or the Corporate Compliance Department.

ANNUAL COMPLIANCE ACKNOWLEDGEMENT

                       Each year, you will be asked to reaffirm your commitment to comply with the Code, and to provide assurance that you have complied with it over the last year.

CONTRAVENTION OF THE CODE

                       Sun Life Financial engages in business activities that are rooted in public trust. Our continued success depends on maintaining our ethical reputation. For this reason, violations of the Code will be taken extremely seriously and could result in disciplinary action, which may include termination of employment. In addition, if any breach of the Code violates the law, civil or criminal proceedings may also result.

                       WHAT TO DO IF YOU HAVE CONTRAVENED THE CODE

                       If you believe you may have contravened the Code, you are required to advise your manager, a compliance officer in your business group, or a human resources director.

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[GRAPHIC]

                       WHAT TO DO IF YOU KNOW OR SUSPECT THAT SOMEONE ELSE HAS CONTRAVENED THE CODE

                       Sun Life Financial has established a procedure to help you report:

                       - any breach or suspected breach of the Code, any
                         supplemental code of business conduct or any of Sun Life Financial's policies;

                       - concerns regarding any questionable accounting or
                         auditing matter;

                       - situations in which you feel you are being pressured to
                         violate the law or your ethical responsibilities; or

                       - any other breaches of business ethics or legal or
                         regulatory requirements.

                       If you believe that any of these circumstances has arisen, you should report it immediately. Your identity in any follow-up discussions or enquiries will be kept in confidence to the extent appropriate or permitted by law.

                       Unless you wish to make any report anonymously, you should contact a human resources director, your manager, the senior compliance officer in your business group, or the Chief Compliance Officer.

                       If you would like to report any of these circumstances anonymously, or if any of the persons to whom you have reported these circumstances has not, in your view, responded appropriately, Sun Life Financial has established an Employee Hotline to assist you. The Employee Hotline is answered by an outside service provider, and is available to all employees, seven days a weeks, 24 hours a day. Interpreters are available so that Sun Life Financial employees can communicate in the languages in which Sun Life Financial conducts business. The Employee Hotline phone numbers can be accessed on Sun Life Financial's Intranet.

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                       A mischievous or malicious allegation of a breach of the
                       Code will, itself, constitute a breach of the Code. Any reprisal, retaliation or disciplinary action against employees for reporting an alleged breach of the Code in good faith is prohibited.

OTHER OBLIGATIONS

                       As a result of your specific position within Sun Life Financial or your professional background, you may be required to comply with obligations in addition to those set out in the Code, including the following:

                       - Supplementary codes of business conduct relating to
                         specific activities, companies or business units within Sun Life Financial;

                       - Rules of conduct governing members of your professional
                         group or association; and

                       - Sun Life Financial policies governing specific
                         situations you may encounter in your work.

                       Some sections of the Code list certain relevant policies that may apply to you. If you have any questions about whether a supplementary code of business conduct or policy applies to you, please contact your manager.

                       If complying with both the Code and any other obligation described above creates any conflict for you, please report that conflict to your manager, a compliance officer in your business group, or a human resources director.

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[GRAPHIC]

SUN LIFE FINANCIAL'S CORE VALUES

                       At Sun Life Financial, we are committed to core values that guide our actions and reflect who we are and what we believe in. Our core values are:

INTEGRITY

                       We aspire to the highest standards of business ethics and good governance.

EXCELLENCE

                       We pursue operational excellence through the people we employ, constant innovation, superior service and value-based risk management.

CUSTOMER FOCUS

                       We always work with the customers' interests in mind, and partner with them directly or through their employers to provide sound financial solutions over their lifetimes.

BUILDING VALUE

                       Everything we do, from the products and services we offer to the way in which we deliver them, adds value for our customers and builds value for our stakeholders.

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ACTING ETHICALLY:
SUN LIFE FINANCIAL
CODE OF BUSINESS CONDUCT

                       This section sets out the minimum standards of conduct Sun Life Financial expects of each employee and director.

COMPLYING WITH THE LAW

                       At a minimum, behaving ethically requires you to comply with all laws, rules and regulations applicable to your activities on behalf of Sun Life Financial. It also requires you to work to the spirit of the law. You are responsible for understanding the laws, rules and regulations that affect or are relevant to your particular job or position.

                       At Sun Life Financial, we obey and respect the laws of the countries in which we operate. We also strive to contribute to the development of ethical industry practices in these countries.

                    - FOR GUIDANCE ON HOW TO APPLY ANY PARTICULAR LAW, RULE OR REGULATION RELEVANT TO YOUR JOB, PLEASE CONTACT A KNOWLEDGEABLE PERSON IN YOUR DEPARTMENT OR BUSINESS UNIT. IF YOU ARE UNSURE WHETHER OR HOW A PARTICULAR LAW, RULE OR REGULATION AFFECTS YOUR JOB, PLEASE CONTACT THE PERSON IN THE LAW DEPARTMENT PRIMARILY RESPONSIBLE FOR ADVISING YOUR BUSINESS UNIT OR FUNCTION. INFORMATION ABOUT HOW LAWS AND REGULATIONS SHOULD BE APPLIED CAN ALSO BE FOUND IN CERTAIN SUN LIFE FINANCIAL POLICIES.

FAIRNESS IN THE WORKPLACE

                       We are committed to fairness in the workplace and recognize that a diverse workforce allows us to serve our stakeholders most effectively. We will not tolerate unlawful discrimination, harassment or violence in the workplace.

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[GRAPHIC]

                       Specifically, you may not unlawfully discriminate against co-workers, customers or anyone else you encounter in the course of your work on the basis of their race, colour, religion, sex, sexual orientation, national origin, citizenship, creed, age, marital or family status or disability. You must not engage in threatening, intimidating or violent acts against co-workers, customers or anyone else you encounter in your work. Sexual or other harassment, or offensive behaviour such as verbal abuse, unnecessary physical contact or unwelcome comments, are also prohibited. These violations of the Code, or any similar violation of applicable laws, rules or regulations, may result in disciplinary action, termination of employment or, if appropriate, civil or criminal proceedings.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT A HUMAN RESOURCES DIRECTOR OR THE CORPORATE HUMAN RESOURCES DEPARTMENT.

AVOIDING CONFLICTS OF INTEREST

                       Sun Life Financial customers and shareholders trust us to act in their best interests. This means distinguishing between your personal interests and Sun Life Financial's interests, and avoiding any conflict between the two. Any action you take on behalf of Sun Life Financial must not be influenced by the possibility of gain for yourself or for anyone personally associated with you. It is also important to avoid any APPEARANCE of a conflict.

                       Many situations could give rise to a potential conflict of interest, or to the appearance of a conflict. This section of the Code sets out some of the more common conflicts, but it is not exhaustive. If you feel that your personal interests and those of Sun Life Financial may be, or may be perceived to be, in conflict, speak to your manager or a compliance officer in your business group.

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TRADING IN SECURITIES

                       Sun Life Financial respects your right to make personal investment decisions. However, you must ensure that these decisions are not based on information you have learned as a result of your employment or relationship with Sun Life Financial. You may not trade in Sun Life Financial securities, or in any securities of another company, if this decision is based upon material information obtained by you which is not generally available to the public. You also may not pass this information on to others. The value of the securities being traded has no bearing on whether or not the trade is prohibited.

                           John is an actuary who has been providing assistance for several weeks on a major acquisition that is being considered by Sun Life Financial. Because this is a material transaction, John knows that he cannot buy or sell shares of Sun Life Financial Inc. until the transaction is public. However, over lunch, his friend Mary (who does not know about the possible transaction) tells him that she intends to sell her shares of the target company.

                           Although John knows it would be wrong to tell Mary not to sell her shares, he considers saying, "I can't tell you why, but it may be worthwhile holding onto your stock". Fortunately, John reconsiders and says nothing. His information is material - it may affect the target company's share value. It is also confidential. If John uses the information to trade in the target company's shares, that is considered "insider trading", which is against the law. It is also against the law if he tells someone else how to invest based on this information - this is called "tipping".

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                       You may be subject to additional requirements depending
                       upon your specific employment at Sun Life Financial, or your participation in certain Sun Life Financial retirement plans or share purchase plans. These may include pre-clearing your personal investments and trading Sun Life Financial securities only during specified periods.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT THE PERSON IN THE LAW DEPARTMENT PRIMARILY RESPONSIBLE FOR ADVISING YOUR BUSINESS UNIT OR FUNCTION. PLEASE ALSO SEE SUN LIFE FINANCIAL'S POLICY RELATING TO CONFIDENTIALITY AND TRADING.

                       RECEIVING BENEFITS FROM SUPPLIERS AND CUSTOMERS

                       You should ensure that you are independent, and are seen to be independent, from any business organization that has a contractual relationship to provide goods or services to Sun Life Financial. For this reason, you should not invest, or acquire a financial interest, directly or indirectly, in any organization if that might influence, or create the impression of influencing, your decisions on behalf of Sun Life Financial.

                       Unless specifically provided under the terms of your employment or engagement, you may not receive a commission or other compensation related to the sale of any product or service of or to Sun Life Financial.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT YOUR MANAGER, A COMPLIANCE OFFICER IN YOUR BUSINESS GROUP, OR A HUMAN RESOURCES DIRECTOR.

                       ACCEPTING GIFTS OR FAVOURS

                       It is possible that you may be offered gifts or favours in the course of your work. In limited circumstances, you may accept them. In each case, you should consider the value of the gift or favour and the circumstances in which it is offered.

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[GRAPHIC]              Generally, you should not accept gifts or other favours
                       that could in any way influence, or appear to influence, your business decisions. You should not accept frequent gifts from one source, even if they are only of nominal value. Of course, you may not engage in conduct that could be interpreted as directly or indirectly seeking, receiving or providing a bribe or kickback.

                         Jennifer recently joined Sun Life Financial from an information technology firm. Her former company is now bidding for a prestigious contract with Sun Life Financial. Jennifer may be in a position to determine who will win the bid.

                         During the bidding process, her former employer offers to send her a laptop computer in conjunction with a promotional campaign being launched by that company. Jennifer knows that if she accepts the offer, and then decides in favour of her former employer, there could be a perception that the gift may have influenced her decision. This would reflect badly, not only on her but also on Sun Life Financial. So she tactfully says, "No thanks."

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT YOUR MANAGER, A COMPLIANCE OFFICER IN YOUR BUSINESS GROUP, OR A HUMAN RESOURCES DIRECTOR.

                       ENGAGING IN OUTSIDE ACTIVITIES OR EMPLOYMENT

                       We encourage you to participate in your communities through outside activities. There is also nothing wrong with having another job if this is not prohibited in your employment arrangements with Sun Life Financial and does not create, or appear to create, a conflict of interest. In each case, however, the activity

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                       or other job should not interfere with your
                       responsibilities with Sun Life Financial or your commitment and attention to those responsibilities.

                         Enrico has been a Sun Life Financial employee for several years. He is also an active member of his neighbourhood community: he does volunteer work, and sits on the board of directors of his ratepayers' association. Because of his solid reputation and organizing abilities, several board members approach him to become the board's chair.

                         Enrico is very interested in this position, and in the potential it offers him to make a greater contribution to his neighbourhood. However, he realizes that the position would involve an extensive daytime commitment that could interfere with his job at Sun Life Financial.

                         He discusses this situation with the ratepayers' association board, and they develop a delegation system that would limit his involvement to a maximum of a few hours outside of his regular working hours. He then presents this proposal to his Sun Life Financial manager. The proposal is approved, on the condition that Enrico is able to fulfill his workplace commitments.

                       You should not be identified with Sun Life Financial in the course of outside activities, unless this has been specifically authorized in advance by Sun Life Financial. Please direct this type of matter to the senior compliance officer in your business group, who will arrange to seek the appropriate approval.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT YOUR MANAGER, A COMPLIANCE OFFICER IN YOUR BUSINESS GROUP, OR A HUMAN RESOURCES DIRECTOR.

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                       SERVING ON THE BOARD OF A COMPANY

                       Being on the board of directors of another company or organization could create a conflict of interest. For this reason, before you accept a directorship you are required to consult the senior compliance officer in your business group, who will seek the appropriate approval.

DEALING WITH INFORMATION AND ASSETS

                       KEEPING INFORMATION CONFIDENTIAL

                       All information about Sun Life Financial and its businesses is, and must be treated as, confidential until that information has been publicly disclosed by press release or is otherwise generally available to the public. This is the case even if the information is not material.

                       You may not disclose confidential information, except as required by law or as approved in advance by the appropriate manager, to anyone outside Sun Life Financial, including family and friends. This applies even after you have left Sun Life Financial's employment. You may also not disclose confidential information to Sun Life Financial colleagues unless they need to know the information to carry out their employment.

                       You are responsible for protecting confidential information in your custody against theft, loss, unauthorized access, destruction or misuse.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT YOUR MANAGER OR THE PERSON IN THE LAW DEPARTMENT PRIMARILY RESPONSIBLE FOR ADVISING YOUR BUSINESS UNIT OR FUNCTION. PLEASE ALSO SEE SUN LIFE FINANCIAL'S POLICIES RELATING TO CORPORATE INFORMATION SECURITY STANDARDS.

                       USING TECHNOLOGY APPROPRIATELY

                       The Internet, our Intranets and e-mail are increasingly important business resources and provide unprecedented access to information. However, it is possible that this technology may be abused.

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                       Sun Life Financial's electronic communications systems
                       are Sun Life Financial's property and should be used primarily for Sun Life Financial's business purposes. Incidental appropriate personal use is permitted provided it does not interfere with your business activity or Sun Life Financial's business applications. To monitor personal use, certain employees are authorized to check individual activity periodically. You should not expect that any of your e-mail or Internet communications are private.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT YOUR MANAGER OR THE INFORMATION SECURITY DEPARTMENT. PLEASE ALSO SEE SUN LIFE FINANCIAL POLICIES RELATING TO COMMUNICATION AND DISCLOSURE, ELECTRONIC COMMUNICATION, INFORMATION SECURITY, AND INTERNET/E-MAIL ACCESS AND USE.

                       USING OTHER ASSETS APPROPRIATELY

                       You may only use Sun Life Financial's assets for legitimate business purposes, and are required to use good judgement in spending Sun Life Financial's funds. You must also take reasonable steps to protect assets owned by or entrusted to Sun Life Financial against loss, theft, damage and misuse.

                       You are required to follow internal policies and procedures for handling and protecting Sun Life Financial's assets. This includes being careful not to breach any copyright laws or regulations when making copies of documents or software, not to reveal company secrets and not to permit others to use Sun Life Financial's assets, such as its trademarks, without appropriate consent.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT YOUR MANAGER OR THE PERSON IN THE LAW DEPARTMENT PRIMARILY RESPONSIBLE FOR ADVISING YOUR BUSINESS UNIT OR FUNCTION. PLEASE ALSO SEE SUN LIFE FINANCIAL POLICIES RELATING TO CAPITAL MANAGEMENT, GENERAL INSURANCE, INFORMATION, INFORMATION SECURITY, LOCAL AREA NETWORK SECURITY, FINANCIAL SECURITY, SAFEKEEPING OF ASSETS, AND SECURITY PRACTICES FOR MICROCOMPUTERS.

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                       MAINTAINING BOOKS AND RECORDS

                       Sun Life Financial is required to maintain accurate and reliable records to meet its legal and financial obligations and to manage its affairs. Sun Life Financial's books and records should reflect accurately all business transactions. Undisclosed or unrecorded revenues, expenses, assets or liabilities are prohibited.

                       In particular, if you are responsible for accounting or record-keeping, you must be diligent in enforcing proper practices. You may not alter, conceal or falsify any document or record. Each Sun Life Financial business unit and operating subsidiary should adopt an approved record retention policy consistent with Sun Life Financial policies and applicable legal and regulatory requirements.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT A COMPLIANCE OFFICER IN YOUR BUSINESS GROUP OR THE PERSON IN THE LAW DEPARTMENT PRIMARILY RESPONSIBLE FOR ADVISING YOUR BUSINESS UNIT OR FUNCTION. PLEASE ALSO SEE SUN LIFE FINANCIAL POLICIES RELATING TO FRAUD DETECTION AND PREVENTION AND RETENTION OF RECORDS.

                       MAINTAINING PRIVACY

                       Respect for privacy is necessary to build strong business relationships. We accumulate a considerable amount of information about customers and employees. You are required to keep confidential any of this information that you might access in the course of your work.

                       You should collect, use or disclose personal information only with the knowledge and permission of the person to whom the information relates unless otherwise permitted by local laws. In certain jurisdictions where we conduct our business, our customers have the right to ask if we hold any personal information about them and, if so, to review it. They may also have the right to know how we collected the information, how we use it, and to whom we have disclosed it.

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[GRAPHIC]              Personal information may only be used for the purposes
                       for which it was originally collected, unless otherwise permitted by local laws or we are authorized to use it for another purpose. In addition, access to personal information within Sun Life Financial generally is restricted to those employees who have a legitimate business reason to access it. Sun Life Financial may communicate personal information to its agents and service providers as permitted by local law.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT A COMPLIANCE OFFICER IN YOUR BUSINESS GROUP, THE PERSON IN THE LAW DEPARTMENT PRIMARILY RESPONSIBLE FOR ADVISING YOUR BUSINESS UNIT OR FUNCTION, OR THE PRIVACY OFFICER, IF ONE HAS BEEN APPOINTED IN YOUR JURISDICTION. PLEASE ALSO SEE SUN LIFE FINANCIAL POLICIES RELATING TO COMMUNICATION AND DISCLOSURE, ELECTRONIC COMMUNICATION, AND PRIVACY.

DEALING WITH OTHER PEOPLE AND ORGANIZATIONS

                       ACTING FAIRLY AND PROFESSIONALLY

                       Our reputation is built upon the value created by each employee in his or her daily interaction with our stakeholders and the public. You can build the value of Sun Life Financial by meeting the highest standards of professional conduct. We do not tolerate unfair business practices such as industrial espionage, questionable sales methods or commercial bribery.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT YOUR MANAGER OR THE COMPLIANCE OFFICER IN YOUR BUSINESS GROUP.

                       ENGAGING IN POLITICAL OR CHARITABLE ACTIVITY

                       Sun Life Financial's funds, goods or services must not be used as contributions to, or for the benefit of, political parties or their candidates, except as specifically authorized in advance. Please direct this type of request to the Public Relations and

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                       Communications Department, which will arrange to seek the
                       appropriate approval. Sun Life Financial's facilities may not be used by candidates or campaigns.

                       Sun Life Financial has an organizational structure in place to deal with charitable and philanthropic spending. Please direct this type of request to the persons charged with overseeing charitable donations in your jurisdiction, if any, or to the Public Relations and Communications Department.

                       COMMUNICATING WITH OTHERS

                       GENERAL

                       Sun Life Financial aims to achieve complete, accurate, fair, understandable and timely communications with all of its stakeholders and the public. A prompt, courteous and accurate response should be made to all proper requests for information. Any complaints should be dealt with in accordance with internal procedures established by various operating areas of Sun Life Financial and by any applicable laws.

                       When communicating on matters that involve Sun Life Financial business, you should not speak for Sun Life Financial unless you have been expressly authorized to do so.

                    - PLEASE ALSO SEE SUN LIFE FINANCIAL POLICIES RELATING TO MEDIA AND COMMUNICATION AND DISCLOSURE.

                       CONTINUOUS DISCLOSURE

                       As a listed company, Sun Life Financial Inc. is required to make public material information, including financial statements, when that disclosure is warranted or required, and to ensure that it does not engage in inappropriate selective disclosure. Sun Life Financial has policies in place to help ensure that material information is distributed in a consistent way, and that

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[GRAPHIC]              it is available to all, fairly, openly and on a timely
                       basis. This will help prevent Sun Life Financial information from being misused.

                       Sun Life Financial has established internal processes to ensure that information required to be disclosed by it under applicable laws, rules and regulations is accurately recorded and reported on a timely basis. If you are involved in providing or communicating this type of information, you are required to ensure that these goals are achieved with respect to the information for which you are responsible.

                       If someone asks you for information about Sun Life Financial that is not generally available to the public, you must direct that inquiry to your local communications department or the Law Department.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT THE PERSON IN THE LAW DEPARTMENT PRIMARILY RESPONSIBLE FOR ADVISING YOUR BUSINESS UNIT OR FUNCTION, OR THE PUBLIC RELATIONS AND COMMUNICATIONS DEPARTMENT. PLEASE ALSO SEE SUN LIFE FINANCIAL POLICIES RELATING TO COMMUNICATION AND DISCLOSURE, CONFIDENTIALITY AND TRADING, AND INTERNET/E-MAIL ACCESS AND USE.

                       MEDIA COMMUNICATIONS

                       In addition to everyday communications with outside persons and organizations, Sun Life Financial will, on occasion, be asked to express its views to the media.

                       As a general rule, senior management, the Public Relations and Communications Department and the local communications departments will respond to questions about Sun Life Financial's positions on public policy or industry issues. You should immediately contact the Public Relations and Communications Department or your local communications department if the media approaches you.

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                       Texts of articles for publication, public speeches and
                       addresses about Sun Life Financial should be reviewed in advance with the Public Relations and Communications Department or your local communications department.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT THE PUBLIC RELATIONS AND COMMUNICATIONS DEPARTMENT. PLEASE ALSO SEE SUN LIFE FINANCIAL POLICIES RELATING TO MEDIA AND COMMUNICATION AND DISCLOSURE.

                       INDUSTRY GROUPS

                       Sun Life Financial supports membership in organizations that aim to maintain a sound business environment, such as trade associations. Exchanging information about industry issues with representatives of other financial institutions may help you in the course of your work and improve the overall industry. However, if you are appointed to represent Sun Life Financial in a trade association or other organization, your contributions must respect the confidentiality of company secrets. These discussions should not be used as a means for competing companies to reach any understanding that would tend to restrict competition or to impair the ability of participants to exercise independent business judgement regarding matters affecting competition. In particular, except when permitted by law and specifically authorized by senior management, you should not hold discussions or enter into arrangements with competitors concerning prices for products and services, the nature and extent of products and services provided, or other competitive policies or practices.

                    - FOR ADDITIONAL GUIDANCE, PLEASE CONTACT THE PERSON IN THE LAW DEPARTMENT PRIMARILY RESPONSIBLE FOR ADVISING YOUR BUSINESS UNIT OR FUNCTION, OR THE PUBLIC RELATIONS AND COMMUNICATIONS DEPARTMENT.

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OUR COMMITMENTS TO YOU

                       The Sun Life Financial Code of Business Conduct requires important commitments FROM you as an individual.

                       In its turn, Sun Life Financial has made important commitments TO you. Some of these commitments, and the ways in which you can help us fulfill them, are set out below.

SUPPORT FOR COMMUNITIES
IN WHICH WE WORK AND LIVE

                       Sun Life Financial is committed to supporting various local programs and initiatives. This underscores our belief that there is a role for corporations to play in their communities.

HEALTH AND SAFETY

                       We are committed to taking reasonable precautions to ensure a healthy and safe work environment for all employees.

                       IF YOU BECOME AWARE OF CIRCUMSTANCES RELATING TO SUN LIFE FINANCIAL'S OPERATIONS OR ACTIVITIES THAT POSE A REAL OR POTENTIAL HEALTH OR SAFETY RISK, PLEASE REPORT THE MATTER TO YOUR MANAGER OR A HUMAN RESOURCES DIRECTOR.

PROTECTION OF THE ENVIRONMENT

                       We are committed to conserving resources in our business operations. You should use your best efforts to make efficient use of resources and to reduce, re-use and recycle supplies and materials wherever practical.

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PRINTED IN CANADA 001-0440E  02/2003                   [SUN LIFE FINANCIAL LOGO]

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                                                                      APPENDIX B

                                  CERTIFICATION

                    Annual Acknowledgement and Certification of Obligations Under the Code of Business Conduct and Ethics


I acknowledge and certify that I am a Covered Officer under the Sun Capital
     Advisers Trust Code of Business Conduct and Ethics (the "Code") and therefore subject to all of its requirements and provisions.

I have read and understand the requirements and provisions set forth in the Code.

I have adhered to the Code and will continue to adhere to the Code.


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                              Signature                           Date


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                              Print Name                          Title

                                       B-1